EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT
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Peoples First National Bank & Trust Company
Fourth and Kentucky Avenue
Paducah, Kentucky 42002-2200                           Wholly owned

First Liberty Bank
Rolling Hills Plaza
Route 6
Calvert City, Kentucky 42029                           Wholly owned

First National Bank of LaCenter
301 Broadway
LaCenter, Kentucky 42056                               Wholly owned

Salem Bank, Inc.
Main Street
P. O. Box 108
Salem, Kentucky 42078                                  Wholly owned

Bank of Murray
101 South Fourth Street
Murray, Kentucky 42071                                 Wholly owned





























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